Exhibit 10.4

AMENDMENT TO GUARANTY FEE AGREEMENT

This Amendment to Guaranty Fee Agreement (this “Amendment”), effective as of February 3, 2016 (the “Effective Date”), is entered into by and among each of Determine, Inc., a Delaware corporation formerly known as Selectica, Inc. (the “Company”), Lloyd I. Miller, III and MILFAM II L.P. together, the “Guarantors”). Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Fee Agreement (as defined below).

The Company and the Guarantors are parties to the Guaranty Fee Agreement, effective as of March 11, 2014 (the “Fee Agreement”), pursuant to each of which the Company agreed to pay certain fees to the Guarantors in exchange for the debt Guaranties provided by the Guarantors contemplated thereunder.

The Company and the Guarantors desire to amend the Fee Agreement in order to clarify certain terms and conditions therein, as more fully set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and covenants contained herein, the Company and the Guarantors hereby amend the Fee Agreement in the following manner:

1.         Amendment of Monthly Fee. Section 1(b) of the Fee Agreement is hereby amended and restated in its entirety to read as follows:

“(b)     Monthly Fee. During the term of this Agreement, following the date that the Company draws down the Guaranteed Amount under the Credit Agreement (the “Draw Date”), the Company shall pay the Guarantors a monthly fee equal to (i) 1.0% of the Guaranteed Amount for months (including partial months) 1 through 12 following the Effective Date (including the month in which the Draw Date falls, but excluding any months prior to the Draw Date) and (ii) 1.5% of the Guaranteed Amount for months 13 through 24 following the Effective Date (the “Monthly Fee”). The Monthly Fees shall accrue, without interest, on the first business day of each month, beginning with the month in which the Draw Date occurs. By way of example for the sake of clarity, if the Draw Date occurs in the second month of the term of this Agreement, no Monthly Fee would accrue for the first month of the term of this Agreement, and the Company would owe the Guarantors Monthly Fees equal to 1.0% of the Guaranteed Amount for months 2 through 12 and 1.5% of the Guaranteed Amount for months 13 through 24. The aggregate amount of the Monthly Fees shall be payable in cash on the Payment Date.”

2.         Miscellaneous.

a.     Effect on Fee Agreement. Except as amended hereby, the Fee Agreement shall remain in full force and effect.

b.     Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Amendment.

c.     Notice. All notices and communications required or permitted hereunder shall be given as set forth in the Fee Agreement.

d.     Successors and Assigns. This Amendment, and the obligations and rights of the parties hereunder, shall be binding upon and inure to the benefit of the parties’ respective heirs, personal representatives, successors and assigns.

e.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (without regard to the principles of conflicts of laws of any jurisdiction).

f.     Entire Agreement. This Amendment, along with the Fee Agreement (as amended hereby), shall constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

g.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Guaranty Fee Agreement as of the date first written above.

“Company”

DETERMINE, INC.

By:
John K. Nolan Chief Financial Officer

“Guarantors”

LLOYD I. MILLER, III

Signature

MILFAM II L.P.

By: MILFAM LLC
Its: General Partner

By:
Name: Lloyd I. Miller, III Title: Manager